Exhibit 99.1

NCS Multistage Holdings, Inc. 19350 State Highway 249, Suite 600 Houston, Texas 77070

PRESS RELEASE

U.S. DISTRICT COURT RULES IN FAVOR OF REPEAT PRECISION
AND NCS MULTISTAGE WITH $34.4 MILLION AWARD

HOUSTON, March 17, 2020 (GLOBE NEWSWIRE)--NCS Multistage Holdings, Inc. (“NCS” or the “Company”) (NASDAQ:NCSM) today announced that the United States District Court for the Western District of Texas, Waco Division, has awarded Repeat Precision, LLC, a 50 percent owned subsidiary of NCS (“Repeat Precision”), an approximately $34.4 million decision plus attorneys’ fees, in the case of Diamondback Industries, Inc. (“Diamondback”) vs. Repeat Precision, LLC, NCS Multistage LLC, and NCS Multistage Holdings, Inc., No.6:19-CV-00034-ADA. In its ruling, the Court validated the terms of Repeat Precision’s exclusive license agreement with respect to the setting tool technology practicing U.S. Patent No. 9,810,035, which Repeat Precision sells on a standalone basis and as the PurpleSeal Express™ System, combining the setting tool with the PurpleSeal™ frac plug. This ruling means Diamondback is prevented from selling its infringing SS line of setting tools. To read the Court’s ruling in its entirety, please view a copy of the ruling posted on NCS’s website under Investors-Presentations at https://ir.ncsmultistage.com/presentations/Decision-3-20.

“We are very pleased with the District Court’s decision.” said Robert Nipper, NCS’s Chief Executive Officer. “Diamondback filed a myriad of claims the District Court found to be meritless, many of which were voluntarily dismissed before trial, against NCS, Repeat Precision, R.J. Machine Company, our Repeat Precision joint venture partner, and certain directors and corporate officers individually, including Grant Martin, Gary Martin and myself. This is an exceptional case where the Court awarded Repeat Precision enhanced damages for patent infringement and exemplary damages for tortious interference.

Although the decision remains subject to appeal, and any monetary award subject to collection, we are ready to move forward from this litigation and continue to deliver technologies to our customers, like the innovative setting tool and PurpleSeal Express™ System, to optimize our customers’ operations and the value of their assets.”

Repeat Precision was represented by Locke Lord LLP, led by Scott Hastings, and Susman Godfrey LLP, led by J. Hoke (Trey) Peacock III and Shawn Raymond.

NCS Multistage Holdings, Inc. is a leading provider of highly engineered products and support services that facilitate the optimization of oil and natural gas well completions and field development strategies. NCS provides products and services to exploration and production companies for use in horizontal wells in unconventional oil and natural gas formations throughout North America and in selected international markets, including Argentina, China, Russia, the Middle East and the North Sea. NCS’s common stock is traded on the NASDAQ Global Select Market under the symbol “NCSM.” Additional information is available on the website, www.ncsmultistage.com.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outcome and impact of litigation. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Other risk factors that may affect our results can be found in our latest Form 10-K filed with the U.S. Securities and Exchange Commission.

Contact

Robert Nipper

Chief Executive Officer

(281) 453-2222

IR@ncsmultistage.com